Exhibit 3.5

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SHOWBIZ MERCHANDISING, L.P.

The undersigned, as general partner (the “General Partner”) of ShowBiz Merchandising, L.P. (the “Partnership”), desiring to form a limited partnership pursuant to the Texas Revised Limited Partnership Act (“TRLPA”), as set forth in the Revised Civil Statutes of the State of Texas, hereby certifies and states as follows:

1. The name of the Partnership is ShowBiz Merchandising, L.P.

2. The address of the registered office is 4441 West Airport Freeway, Irving, Texas 75062. The name and address of the registered agent of the Partnership for service of process is Corporation Service Company, One Commodore Plaza, 800 Brazos St., Suite 750, Austin, Texas 78701-2507.

3. The address of the principal office of the Partnership in the United States where records are to be kept or made available under Section 1.07 of the TRLPA is 4441 West Airport Freeway, Irving, Texas 75062.

4. The name, mailing address and street address of the General Partner is CEC Entertainment, Inc., 4441 W. Airport Freeway, Irving, Texas 75062.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 20th day of November, 2002.

GENERAL PARTNER:

CEC ENTERTAINMENT, INC.

By:	/s/ Marshall Fisco
Name:	Marshall Fisco
Title:	Vice President

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned general partner, having filed an original Certificate of Limited Partnership, hereby duly execute this Certificate of Amendment of Limited Partnership, which is being filed with the Secretary of State in accordance with Section 2.02 of the Texas Revised Limited Partnership Act.

1.	The name of the limited partnership is ShowBiz Merchandising, L.P.

2.	The Certificate of Limited Partnership is amended to reflect the new name which is as follows:

CEC Entertainment Concepts, L.P.

3.	The date upon which this Certificate of Amendment will be effective is December 4, 2002.

Signed on this the 4th day of December, 2002.

By:	CEC Entertainment, Inc.,
its general partner

/s/ Marshall R. Fisco, Jr.
Marshall R. Fisco, Jr.
Vice President